                                                                     EXHIBIT 4.1

EXECUTION COPY

================================================================================

                            MERCER INTERNATIONAL INC.

               8.5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

                                   ----------

                                    INDENTURE

                          Dated as of October 10, 2003

                                   ----------

                        Wells Fargo Bank Minnesota, N.A.

                                     Trustee

                                   ----------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                       Indenture
  Act Section                                                          Section
---------------                                                      -----------

310(a)(1).........................................................          9.10
   (a)(2).........................................................          9.10
   (a)(3).........................................................           n/a
   (a)(4).........................................................           n/a
   (a)(5).........................................................          9.10
   (b)............................................................          9.10
   (c)............................................................           n/a

311(a)............................................................          9.11
   (b)............................................................          9.11
   (c)............................................................           n/a

312(a)............................................................          2.05
   (b)............................................................         12.03
   (c)............................................................         12.03

313(a)............................................................          9.06
   (b)(1).........................................................           n/a
   (b)(2).........................................................    9.06, 9.07
   (c)............................................................   9.06, 12.02
   (d)............................................................          9.06

314(a)............................................................          6.03
   (a)(4).........................................................         12.05
   (b)............................................................           n/a
   (c)(1).........................................................           n/a
   (c)(2).........................................................           n/a
   (c)(3).........................................................           n/a
   (d)............................................................           n/a
   (e)............................................................         12.05
   (f)............................................................           n/a

315(a)............................................................           n/a
   (b)............................................................           n/a
   (c)............................................................           n/a
   (d)............................................................           n/a
   (e)............................................................           n/a

316(a)(last sentence).............................................           n/a
   (a)(1)(A)......................................................           n/a
   (a)(1)(B)......................................................           n/a
   (a)(2).........................................................           n/a
   (b)............................................................           4.7

   (c)............................................................           n/a

317(a)(1).........................................................           n/a
   (a)(2).........................................................           n/a
   (b)............................................................           n/a

318(a)............................................................           n/a
   (b)............................................................           n/a
   (c)............................................................         12.01

----------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
                                               ARTICLE 1.
                                     DEFINITIONS AND INCORPORATION
                                              BY REFERENCE

Section 1.01.    Definitions...............................................................................1
Section 1.02.    Other Definitions.........................................................................8
Section 1.03.    Incorporation by Reference of Trust Indenture Act.........................................9
Section 1.04.    Rules of Construction....................................................................10

                                               ARTICLE 2.
                                               THE NOTES

Section 2.01.    Form and Dating..........................................................................10
Section 2.02.    Execution and Authentication.............................................................11
Section 2.03.    Registrar, Paying Agent and Conversion Agent.............................................11
Section 2.04.    Paying Agent to Hold Money in Trust......................................................12
Section 2.05.    Holder Lists.............................................................................12
Section 2.06.    Transfer and Exchange....................................................................12
Section 2.07.    Replacement Notes........................................................................13
Section 2.08.    Outstanding Notes........................................................................14
Section 2.09.    Treasury Notes...........................................................................15
Section 2.10.    Temporary Notes..........................................................................15
Section 2.11.    Cancellation.............................................................................15
Section 2.12.    Additional Transfer and Exchange Requirements............................................15
Section 2.13.    CUSIP Numbers............................................................................20

                                               ARTICLE 3.
                                       REDEMPTION AND PREPAYMENT

Section 3.01.    Notices to Trustee.......................................................................21
Section 3.02.    Selection of Notes to Be Redeemed........................................................21
Section 3.03.    Notice of Redemption.....................................................................21
Section 3.04.    Effect of Notice of Redemption...........................................................22
Section 3.05.    Deposit of Redemption Price..............................................................22
Section 3.06.    Notes Redeemed in Part...................................................................23
Section 3.07.    Optional Redemption......................................................................23
Section 3.08.    Mandatory Redemption; No Sinking Fund....................................................23

                                               ARTICLE 4.
                                               CONVERSION

Section 4.01.    Conversion Privilege.....................................................................23
Section 4.02.    Conversion Procedure.....................................................................24
Section 4.03.    Fractional Shares........................................................................25
Section 4.04.    Taxes on Conversion......................................................................25
Section 4.05.    Company to Provide Stock.................................................................25
Section 4.06.    Adjustment of Conversion Price...........................................................26

Section 4.07.    No Adjustment............................................................................30
Section 4.08.    Other Adjustments........................................................................30
Section 4.09.    Adjustments for Tax Purposes.............................................................30
Section 4.10.    Notice of Adjustment.....................................................................31
Section 4.11.    Notice of Certain Transactions...........................................................31
Section 4.12.    Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege....31
Section 4.13.    Trustee's Disclaimer.....................................................................32
Section 4.14.    Voluntary Reduction......................................................................33

                                               ARTICLE 5.
                                             SUBORDINATION

Section 5.01.    Agreement to Subordinate.................................................................33
Section 5.02.    Liquidation; Dissolution; Bankruptcy.....................................................33
Section 5.03.    Default on Senior Indebtedness...........................................................34
Section 5.04.    Acceleration of Notes....................................................................35
Section 5.05.    When Distribution Must Be Paid Over......................................................35
Section 5.06.    Notice by Company........................................................................35
Section 5.07.    Subrogation..............................................................................35
Section 5.08.    Relative Rights..........................................................................36
Section 5.09.    Subordination May Not Be Impaired by Company.............................................36
Section 5.10.    Distribution or Notice to Representative.................................................36
Section 5.11.    Rights of Trustee and Paying Agent.......................................................36
Section 5.12.    Authorization to Effect Subordination....................................................37
Section 5.13.    Payments of Notes Permitted..............................................................37
Section 5.14.    Trustee Not Fiduciary for Holders of Senior Indebtedness.................................37

                                               ARTICLE 6.
                                               COVENANTS

Section 6.01.    Payment of Notes.........................................................................38
Section 6.02.    Maintenance of Office or Agency..........................................................38
Section 6.03.    Reports..................................................................................39
Section 6.04.    Rule 144A Information Requirement........................................................39
Section 6.05.    Compliance Certificate...................................................................39
Section 6.06.    Taxes....................................................................................40
Section 6.07.    Stay, Extension and Usury Laws...........................................................40
Section 6.08.    Corporate Existence......................................................................40
Section 6.09.    Offer to Repurchase Upon Change in Control...............................................40
Section 6.10.    Payment of Additional Interest...........................................................45
Section 6.11.    Limitation on Incurrence of Senior Indebtedness..........................................45
Section 6.12.    Limitation on Liens......................................................................45
Section 6.13.    Prohibition on Incurrence of Senior Subordinated Debt....................................47

                                               ARTICLE 7.
                                               SUCCESSORS

Section 7.01.    Merger, Consolidation, or Sale of Assets.................................................47
Section 7.02.    Successor Corporation Substituted........................................................47

                                               ARTICLE 8.
                                         DEFAULTS AND REMEDIES

Section 8.01.    Events of Default........................................................................48
Section 8.02.    Acceleration.............................................................................49
Section 8.03.    Other Remedies...........................................................................49
Section 8.04.    Waiver of Past Defaults..................................................................49
Section 8.05.    Control by Majority......................................................................50
Section 8.06.    Limitation on Suits......................................................................50
Section 8.07.    Rights of Holders of Notes to Receive Payment............................................50
Section 8.08.    Collection Suit by Trustee...............................................................51
Section 8.09.    Trustee May File Proofs of Claim.........................................................51
Section 8.10.    Priorities...............................................................................51
Section 8.11.    Undertaking for Costs....................................................................52

                                               ARTICLE 9.
                                                TRUSTEE

Section 9.01.    Duties of Trustee........................................................................52
Section 9.02.    Rights of Trustee........................................................................53
Section 9.03.    Individual Rights of Trustee.............................................................54
Section 9.04.    Trustee's Disclaimer.....................................................................55
Section 9.05.    Notice of Defaults.......................................................................55
Section 9.06.    Reports by Trustee to Holders of the Notes...............................................55
Section 9.07.    Compensation and Indemnity...............................................................55
Section 9.08.    Replacement of Trustee...................................................................56
Section 9.09.    Successor Trustee by Merger, etc.........................................................57
Section 9.10.    Eligibility; Disqualification............................................................57
Section 9.11.    Preferential Collection of Claims Against Company........................................58

                                              ARTICLE 10.
                                       SATISFACTION AND DISCHARGE

Section 10.01.   Satisfaction and Discharge...............................................................58
Section 10.02.   Application of Trust Money; Reinstatement................................................59
Section 10.03.   Repayment to Company.....................................................................59

                                              ARTICLE 11.
                                    AMENDMENT, SUPPLEMENT AND WAIVER

Section 11.01.   Without Consent of Holders of Notes......................................................60
Section 11.02.   With Consent of Holders of Notes.........................................................60
Section 11.03.   Compliance with Trust Indenture Act......................................................62
Section 11.04.   Revocation and Effect of Consents........................................................62
Section 11.05.   Notation on or Exchange of Notes.........................................................62
Section 11.06.   Trustee to Sign Amendments, etc..........................................................63

                                              ARTICLE 12.
                                             MISCELLANEOUS

Section 12.01.   Trust Indenture Act Controls.............................................................63
Section 12.02.   Notices..................................................................................63

Section 12.03.   Communication by Holders of Notes with Other Holders of Notes............................64
Section 12.04.   Certificate and Opinion as to Conditions Precedent.......................................64
Section 12.05.   Statements Required in Certificate or Opinion............................................65
Section 12.06.   Rules by Trustee and Agents..............................................................65
Section 12.07.   No Personal Liability of Directors, Officers, Employees and Shareholders.................65
Section 12.08.   Governing Law............................................................................65
Section 12.09.   No Adverse Interpretation of Other Agreements............................................65
Section 12.10.   Successors...............................................................................66
Section 12.11.   Severability.............................................................................66
Section 12.12.   Counterparts.............................................................................66
Section 12.13.   Table of Contents, Headings, etc.........................................................66

                                    EXHIBITS

Exhibit A   FORM OF GLOBAL NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF RESTRICTIVE LEGEND FOR SHARES OF BENEFICIAL INTEREST ISSUED
            UPON CONVERSION OF NOTES

     INDENTURE dated as of October 10, 2003, between Mercer International Inc., a Washington business trust (the "Company"), and Wells Fargo Bank Minnesota, N.A., a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.5% Convertible Senior Subordinated Notes due 2010 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

     "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold on the date hereof or transferred or exchanged, in each case, in reliance on Rule 144A.

     "Additional Interest" means all Additional Interest, if any, at the time of determination pursuant to Section 3 of the Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar U.S. or Canadian federal, state or provincial law for the relief of debtors.

     "Board of Trustees" means the board of trustees of the Company, or any duly authorized committee of such board.

     "Business Day" means any day other than a Legal Holiday.

     "Canadian Legend" means the legend set forth in Exhibit A hereto to be placed on all Notes issued under this Indenture in reliance on Rule 903 of Regulation S, except where otherwise permitted by the provisions of this Indenture.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), including, without limitation, with respect to partnerships, partnership interests (whether general or limited) , and including, with respect to business trusts, shares of beneficial interest therein, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or trust.

     "Clearstream" means Clearstream Banking, SA.

     "Closing Sale Price" for any date means the last reported sale price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on NASDAQ or, if the Shares of Beneficial Interest are not then listed or admitted to trading on NASDAQ, on the principal national securities exchange on which the Shares of Beneficial Interest are then listed or admitted to trading or, if not listed or admitted to trading on NASDAQ or any national securities exchange, the last reported sale price of the Shares of Beneficial Interest as quoted on NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Shares of Beneficial Interest is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     "Company Request" or "Company Order" means a written request or direction from the Company to the Trustee signed by two Officers of the Company.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian" means the Trustee, as custodian with respect to the Global Notes or any successor entity thereto.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06 and 2.12 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to any Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Indebtedness" means any Senior Indebtedness existing as of the date of this Indenture or in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture (provided that the instrument, agreement or other document creating or evidencing the Indebtedness may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any and all successors thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with this Indenture.

     "Global Note Legend" means the legend set forth in Exhibit A hereto, which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct Obligations of, or Obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, provided that such hedging is not incurred primarily for speculative purposes as determined in good faith by the Board of Trustees.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, without duplication:

          (i) all indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from lenders, whether or not evidenced by notes or similar instruments, or
     (B) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

          (ii) all reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

          (iii) all obligations and liabilities, contingent or otherwise, in respect of (A) leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company's balance sheet, or (B) under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

          (iv) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

          (v) all Hedging Obligations;

          (vi) all direct or indirect guaranties or similar agreements by the Company in respect of, and all of the Company's obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (i) through (v);

          (vii) all indebtedness of others secured by a lien on any of the Company's assets (whether or not such indebtedness is assumed by the Company); and

          (viii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vii).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Insolvency or Bankruptcy Proceeding" means any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to the property of the Company or the assets of the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company.

     "Interest Payment Date" has the meaning specified in paragraph 1 of the Note, attached as Exhibit A hereto.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in Vancouver, British Columbia or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "NASD" means the National Association of Securities Dealers.

     "NASDAQ" means the Nasdaq National Market.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, or the Treasurer of the Company, that meets the requirements of Section 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Junior Securities" means Shares of Beneficial Interest or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness as set forth in this Indenture.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity).

     "Private Placement Legend" means the legend set forth on Exhibit A hereto to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of October 10, 2003, by and among the Company and the initial purchaser named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Regulation S Global Note" means a permanent global note substantially in the form of the Global Note attached hereto as Exhibit A bearing the Global Note Legend and the Private Placement Legend or the Canadian Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold on the date hereof in reliance on Regulation S.

     "Representative" means this Indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend and/or the Canadian Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend and/or the Canadian Legend.

     "Restricted Period" means the "one-year distribution compliance" period within the meaning of Rule 903(b)(3)(iii) of Regulation S.

     "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 903" means Rule 903 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 904" means Rule 904 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" with respect to the Company means the principal of, premium, if any, interest (including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include: (i) indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is pari passu or junior to the Notes; (ii) any Indebtedness to any of the Company's Subsidiaries, other than Indebtedness to the Company's Subsidiaries arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Company; (iii) any Indebtedness of or amounts owed by the Company for compensation to employees of the Company, for goods or materials purchased by the Company in the ordinary course of business, or for services; (iv) any liability for federal, state or local taxes or other taxes, owed or owing by the Company; (v) the portion of any Indebtedness that is incurred in violation of this Indenture; and (vi) the Notes issued pursuant to this Indenture.

     "Shares of Beneficial Interest" means the shares of beneficial interest, par value $1.00 per share, of the Company, as they exist on the date of this indenture or any other shares of Capital Stock of the Company into which the Shares of Beneficial Interest shall be reclassified or changed.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of this Indenture.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trading Day" means:

     (1) if the Shares of Beneficial Interest are quoted on NASDAQ, a day on which trades may be made on NASDAQ; or

     (2) if the Shares of Beneficial Interest are not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order or otherwise to close.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"beneficial owner"                                                       6.09
"Change in Control" ...............................................      6.09
"Change in Control Offer"..........................................      6.09
"Change in Control Payment"........................................      6.09
"Change in Control Payment Date"...................................      6.09

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Change in Control Payment Notice".................................      6.09
"Conversion Agent" ................................................      2.03
"Conversion Date" .................................................      4.02
"Conversion Price" ................................................      4.01
"Current Market Price" ............................................    4.06(g)
"DTC" .............................................................      2.03
"Event of Default".................................................      8.01
"Expiration Date" .................................................      4.06
"Expiration Time" .................................................      4.06
"Interest Payment" ................................................     12.14
"Paying Agent".....................................................      2.03
"Permitted Liens" .................................................      6.12
"Purchased Shares" ................................................      4.06
"Registrar"........................................................      2.03
"Restricted Definitive Note" ......................................   2.12(e)(i)
"Restricted Global Note" ..........................................   2.12(e)(i)
"Rights Plan(s)"...................................................      4.06
"tender offer" ....................................................      4.06
"Transfer Certificate" ............................................   2.12(e)(i)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, and each Holder by its acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

     None of the Company, the Trustee or any Paying Agent will be responsible or liable for (a) any records relating to or payments made on account of beneficial interests in a Global Note or (b) maintaining, supervising or reviewing any records relating to such beneficial interests.

Section 2.02. Execution and Authentication.

     An Officer shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Subject to the satisfaction of any conditions set forth herein, the Trustee shall, upon a Company Order, authenticate Notes for original issue in the aggregate principal amount of $82,500,000. The aggregate principal amount of Notes outstanding at any time may not exceed $82,500,000 except as provided in
Section 2.07 hereof.

     The Trustee shall act as initial authenticating agent. Thereafter, the Trustee may, with the consent of the Company, appoint an authenticating agent acceptable to the Company to authenticate Notes at the Company's expense. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents and conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee hereby agrees to act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

     Prior to 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, or interest (including Additional Interest) on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest (including Additional Interest) so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium if any, or interest (including Additional Interest) on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for any such money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall before 12:30 p.m., New York City time, on each due date of the principal of, premium, if any, or interest (including Additional Interest), segregate and hold in a properly established separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Insolvency or Bankruptcy Proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.07, 2.10, 2.12(a), 3.06, 4.02 (last paragraph), 6.09(a)(10), or 11.05.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any mailing of a notice of Notes to be redeemed, (b) any Notes or portions thereof selected or called for redemption (except, in the case of redemption of a Note in part, the portion not to be redeemed) or (c) any Notes or portions thereof in respect of which a Note has been delivered to the Trustee and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion not to be purchased).

     All Notes issued upon any registration of transfer or exchange of Notes shall be valid Obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon registration of transfer or exchange of Notes.

     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of a beneficial interest in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent), (ii) any Holder of a beneficial interest in such Global Note or
(iii) DTC or any Participant, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on registration of transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

     Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code.

     If the principal amount of any Note is considered paid under Section 6.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date, a Change in Control Payment Date, or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any Notice, direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such Notice, direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, redemption, payment, conversion, replacement or cancellation and shall dispose of such Notes as it may determine, in accordance with its normal procedures. Any Notes which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the maturity date may, at the option of the Company, be surrendered to the Trustee for cancellation. Certification of the destruction of all canceled Notes, if destroyed, shall be delivered to the Company by the Trustee. The Company may not reissue, reoffer or resell new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 4.

Section 2.12. Additional Transfer and Exchange Requirements.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued by the Trustee in whose names such Notes are registered as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.12 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.12(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.12(b), (c) or (f) hereof.

     (b) Transfer And Exchange Of Definitive Notes. In the event that Definitive Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.12(a) of this Indenture, on or after such event when a Definitive Note is presented by a Holder to a Registrar with a request:

          (x) to register the transfer of such Definitive Note to a Person who will take delivery thereof in the form of a Definitive Note only; or

          (y) to exchange such Definitive Note for an equal principal amount of Definitive Notes of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that such Definitive Note presented or surrendered for register of transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of the first paragraph of Section 2.06(a); and

          (2) in the case of a Restricted Definitive Note, such request shall be accompanied by the following additional information and documents, as applicable:

               (i) if such Restricted Definitive Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Definitive Note is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

               (ii) if such Restricted Definitive Note is being transferred to a Person the Holder reasonably believes is a QIB in accordance with Rule 144A or is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

               (iii) if such Restricted Definitive Note is being transferred (A) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (B) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule 904), a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

     (c) Transfer of a Beneficial Interest in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. Any Person having a beneficial interest in a Restricted Global Note may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note and the following additional information and documents in such form as is customary for the Depositary (all of which may be submitted by facsimile or electronically):

          (1) if such beneficial interest is being transferred pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

          (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule 904), a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

The Trustee, as a Registrar and Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Note by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Note is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Note.

     (d) Transfers of Definitive Notes for Beneficial Interest in Global Notes. In the event that Definitive Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in
Section 2.12(a) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Definitive Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Definitive Notes are presented by a Holder to a Registrar with a request:

          (x) to register the transfer of such Definitive Notes to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note, which request shall specify whether such Global Note will be a Restricted Global Note or an Unrestricted Global Note; or

          (y) to exchange such Definitive Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests will be owned by the Holder transferring such Definitive Notes; provided that in the case of such an exchange, Restricted Definitive Notes may be exchanged only for interests in Restricted Global Notes and Unrestricted Definitive Notes may be exchanged only for interests in Unrestricted Global Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Definitive Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Note; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of the first paragraph of Section 2.06(a);

          (2) in the case of a Restricted Definitive Note to be transferred for a beneficial interest in an Unrestricted Global Note pursuant to clause (x) above, such request shall be accompanied by the following additional information and documents, as applicable:

               (i) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

               (ii) if such Restricted Definitive Note is being transferred pursuant to (A) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (B) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule 904), a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

          (3) in the case of a Restricted Definitive Note to be transferred or exchanged for a beneficial interest in a Restricted Global Note, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Definitive Note is being transferred to a

     Person the Holder reasonably believes is (x) a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (y) is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904; and

          (4) in the case of an Unrestricted Definitive Note to be transferred or exchanged for a beneficial interest in an Unrestricted Global Note, such request need not be accompanied by any additional information or documents.

     (e) Legends.

          (1) Except as permitted by the following paragraphs (2), (3) (4), or
     (5), each Global Note and Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear the Private Placement Legend (each a "Restricted Global Note" or a "Restricted Definitive Note") for so long as it is required by this Indenture to bear such legend. Each Restricted Global Note or Restricted Definitive Note shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form attached to Exhibit A hereto.

          (2) Upon any sale or transfer of a Restricted Global Note or a Restricted Definitive Note (w) after the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act,
     (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144, Rule 144A, Rule 903, or Rule 904) from the registration requirements of the Securities Act:

               (i) in the case of any Restricted Definitive Note, any Registrar shall permit the Holder thereof to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Definitive Note to a transferee who shall take such Note in the form of a beneficial interest in an Unrestricted Global Note, and in each case shall rescind any restriction on the transfer of such Note; provided, however, that the Holder of such Restricted Definitive Note shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

               (ii) in the case of any beneficial interest in a Restricted Global Note, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Note and shall rescind any restriction on transfer of such beneficial interest; provided that such Unrestricted Global Note shall continue to be subject to the provisions of Section 2.12(a); and provided further that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

          (3) Upon the exchange, registration of transfer or replacement of Notes not bearing the legend described in paragraph (1) above in accordance with the provisions of this Section 2.12, the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear such legend and that do not have a Transfer Certificate attached thereto.

          (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Note or Restricted Definitive Note, remove any applicable restriction of transfer on such Note, and the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear the Private Placement Legend or the Canadian Legend, as the case may be, and that do not have a Transfer Certificate attached thereto.

          (5) Until the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Shares of Beneficial Interest issued upon conversion of the Notes shall bear the legend in substantially the form attached hereto as Exhibit C.

     (f) Notwithstanding any provision of Section 2.6 and 2.12 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to shorten the two-year period under Rule 144(k) (or the corresponding period under any successor rule), then in that event, from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this Section 2.12(f), (1) the references in Section 2.12(e) and
6.03 to "two years" shall be deemed for all purposes hereof to be references to such shorter period, (2) all corresponding references in the Notes and the restrictive legends thereon (including the restrictive legends on any Shares of Beneficial Interest issuable upon conversion of the Notes) shall be deemed for all purposes hereof to be references to such shorter period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable U.S. federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable U.S. federal securities law, the Company shall provide to the Trustee an Officers' Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Sections 2.12 and 6.03. This Section 2.12(f) shall apply to successive amendments to Rule 144(k) (or any successor rule) shortening the holding period thereunder.

     (g) Transfers to the Company. Nothing in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries, subject to
Section 2.11 hereof.

Section 2.13. CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 25 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

     If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by lot, or in the Trustee's discretion, on a pro rata basis. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. If a portion of Notes is selected for partial redemption and a Holder elects to convert a portion of Notes pursuant to Article 4 hereof, the converted portion of the Notes will be deemed to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

     At least 20 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) the then current Conversion Price;

     (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (e) the name and address of the Paying Agent and Conversion Agent;

     (f) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the redemption price;

     (g) that Holders who wish to convert Notes must surrender such Notes for conversion no later than the close of business on the Business Day immediately preceding the redemption date and must satisfy the other requirements in paragraph 8 of the Notes;

     (h) that, unless the Company Defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (j) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 20 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

     Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest payment record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the same

Person to whom the Company pays the principal amount of such Note. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
6.01 hereof.

Section 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue, and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

     (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to October 15, 2008. Thereafter the Company shall have the option to redeem the Notes in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to Holders of the Notes, at 100% of the principal amount of the Notes together with accrued interest, if any, up to, but not including, the redemption date; provided that if the redemption date falls after an interest payment record date and on or before an Interest Payment Date, the applicable interest payment shall be payable to the same Person to whom the Company pays the principal amount of such Note upon redemption.

     (b) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption; No Sinking Fund.

     The Company shall not be required to (a) make mandatory redemption payments with respect to the Notes or (b) set aside any funds for the redemption of the Notes.

                                   ARTICLE 4.
                                   CONVERSION

Section 4.01. Conversion Privilege.

     A Holder of a Note may convert such Note into fully paid and nonassessable Shares of Beneficial Interest at any time prior to the close of business on the last Business Day prior to maturity at the Conversion Price (as defined below) then in effect, except that, with respect to any Note called for redemption pursuant to Section 3.07 or submitted or presented for purchase pursuant to
Section 6.09, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date or Change in Control Payment Date, as the case may be, (unless the Company shall Default in making the redemption payment or Change in Control Payment, as the case may be, when it becomes due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Note is redeemed or purchased, as the case may be). The number of Shares of Beneficial Interest issuable upon conversion of a Note will be determined by the Company by dividing the principal amount of such Note by the conversion price in effect on the Conversion Date (the "Conversion Price").

     The initial Conversion Price is $7.75 per share and is subject to adjustment as provided for in this Article 4.

     A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

     A Note in respect of which a Holder has delivered a Change in Control Payment Notice pursuant to Section 6.09 exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Change in Control Payment Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Payment Date in accordance with
Section 6.09.

     A Holder of Notes is not entitled to any rights of a Holder of Shares of Beneficial Interest until, and only to the extent that, such Holder has effectively converted its Notes to Shares of Beneficial Interest pursuant to this Article 4.

Section 4.02. Conversion Procedure.

     To convert a Note, a Holder must satisfy all of the requirements in paragraph 8 of the Notes. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver or cause to be delivered upon the order of the Holder a certificate for the number of whole Shares of Beneficial Interest issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 4.03 hereof. The Person in whose name the certificate is registered shall become the shareholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the Shares of Beneficial Interest upon such conversion as the shareholder of record of such Shares of Beneficial Interest on such date, but such surrender shall be effective to constitute the Person entitled to receive such Shares of Beneficial Interest as the shareholder of record thereof for all purposes at the close of business on the next succeeding Business Day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the Conversion Date.

     No payment or other adjustment shall be made for accrued interest or dividends or distributions on any Shares of Beneficial Interest issued upon conversion of the Notes. If any Notes are converted during any period after the close of business on any record date for the payment of an installment of interest but prior to the opening of business on the next Interest Payment Date, interest for such Notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion during the period after any record date but prior to the opening of business on the next Interest Payment Date must, except as described in the next sentence, be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. If the Company (i) elects to redeem Notes pursuant to Article 3 hereof or (ii) offers to repurchase Notes upon a Change of Control pursuant to Section 6.09 hereof, on a date that is during that period from the close of business on a record date for the payment of an installment of interest and ending on the close of business on the next Interest Payment Date (or if such Interest Payment Date is not a Business Day, the Business Day after the Interest Payment Date), and any Holders surrender the Notes or portions thereof for conversion on a date that is not an Interest Payment Date, such Holders shall receive interest for the period from the Interest Payment Date next preceding the Conversion Date (it being understood that such Holders that surrender Notes or portions thereof for conversion following any redemption notice or Change in Control Offer shall not be required to pay such funds as described in the third sentence of this paragraph). No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

     If a Holder converts more than one Note at the same time, the number of whole Shares of Beneficial Interest issuable upon the conversion shall be based on the total principal amount of Notes converted.

     Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 4.03. Fractional Shares.

     The Company will not issue fractional Shares of Beneficial Interest upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Closing Sale Price of the Shares of Beneficial Interest on the last Trading Day prior to the Conversion Date.

Section 4.04. Taxes on Conversion.

     Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Shares of Beneficial Interest on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Shares of Beneficial Interest in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.05. Company to Provide Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Shares of Beneficial Interest, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of Shares of Beneficial Interest to permit the conversion of all outstanding Notes for Shares of Beneficial Interest. All Shares of

Beneficial Interest which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and free of any lien or adverse claim when so issued.

Section 4.06. Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) Stock split and combinations. In case the Company, at any time or from time to time after the issuance date of the Notes, (a) subdivides or splits the outstanding Shares of Beneficial Interest, (b) combines or reclassifies the outstanding Shares of Beneficial Interest into a smaller number of shares or (c) issues by reclassification of the Shares of Beneficial Interest any shares of its Capital Stock, then the Conversion Price in effect immediately prior to that event or the record date for that event, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Shares of Beneficial Interest outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Beneficial Interest outstanding immediately after giving effect to such subdivision or combination. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

     (b) Stock Dividends in Shares of Beneficial Interest. In case the Company, at any time or from time to time after the issuance date of the Notes, pays a dividend or makes a distribution in Shares of Beneficial Interest on any class of its Capital Stock, other than dividends or distributions of Shares of Beneficial Interest or other securities with respect to which adjustments are provided in paragraph (a) above or with respect to payments of interest or dividend obligations with respect to a particular series of Capital Stock in accordance with the terms of such Capital Stock, the Conversion Price will be reduced by multiplying such Conversion Price by a fraction:

          (i) the numerator of which will be the number of Shares of Beneficial Interest outstanding; and

          (ii) the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

     Such reduction shall become effective immediately after the opening of business on the Business Day immediately following the record date fixed for such determination of shareholders entitled to receive such dividend or distribution.

     (c) Issuance of Rights or Warrants. In case the Company issues to all or substantially all holders of its Shares of Beneficial Interest rights or warrants entitling those holders for a period of not more than 60 days to subscribe for or purchase its Shares of Beneficial Interest or securities convertible into its Shares of Beneficial Interest at a price per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price, the Conversion Price in effect at the opening of business on the Business Day immediately following the record date fixed for determination of shareholders entitled to receive those rights or warrants will be reduced by multiplying such Conversion Price by a fraction:

          (i) the numerator of which is the sum of the number of Shares of Beneficial Interest outstanding at the close of business on that record date and the number of Shares of Beneficial Interest (or Shares of Beneficial Interest issuable pursuant to such convertible, exchangeable or exercisable securities) that the aggregate offering price of the total number of Shares of Beneficial Interest (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Current Market Price per share of Beneficial Interest; and

          (ii) the denominator of which is the sum of the number of Shares of Beneficial Interest outstanding at the close of business on that record date and the number of additional Shares of Beneficial Interest so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable).

Such reduction shall become effective at the opening of business on the Business Day immediately following the record date fixed for determination of shareholders entitled to receive such rights or warrants.

     For purposes of this Section 4.06(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into or exchangeable or exercisable for Shares of Beneficial Interest will be deemed to be the issuance of rights or warrants to purchase Shares of Beneficial Interest into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into Shares of Beneficial Interest. This adjustment will be made successively whenever any such event occurs. For purposes of this Section 4.06(c), upon conversion of the Notes into Shares of Beneficial Interest, to the extent that the Company's shareholder rights plan or any shareholder rights plan that may be adopted following the expiration of, or as a substitute for, the Company's existing shareholder rights plan (the "Rights Plan") is in effect upon such conversion, the Holders of Notes will receive, in addition to the Shares of Beneficial Interest, the rights described in such Rights Plan (whether or not the rights have separated from the Shares of Beneficial Interest at the time of conversion), upon the terms of and subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 4.06(c).

     (d) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all or substantially all Holders of its Shares of Beneficial Interest any shares of Capital Stock of the Company (other than Shares of Beneficial Interest), evidences of Indebtedness or other non-cash assets, or shall distribute to all or substantially all holders of its Shares of Beneficial Interest rights or warrants to subscribe for or purchase any of its securities but excluding (w) those rights and warrants referred to in Section 4.06(c); (x) the distribution of rights to all holders of Shares of Beneficial Interest pursuant to the adoption of a Rights Plan or the detachment of such rights under the terms of such Rights Plan; (y) dividends or distributions of stock referred to in Section 4.06(b) and (z) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, other non-cash assets or securities being distributed hereinafter in this Section 4.06(d) called the "distributed assets")), then in each such case the Conversion Price in effect immediately before the close of business on the record date fixed for the determination of shareholders entitled to such distribution shall be adjusted by multiplying such current Conversion Price by a fraction:

          (i) the numerator of which shall be the Current Market Price per share of the Shares of Beneficial Interest on the record date fixed for the determination of shareholders entitled to such distribution less the fair market value on such record date (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants attributable to one Share of Beneficial Interest (determined on the basis of the number of Shares of Beneficial Interest outstanding on the record date); and

          (ii) the denominator of which shall be the Current Market Price per share of a Share of Beneficial Interest on such record date.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately following the record date for the determination of shareholders entitled to receive such distribution.

     (e) All-cash Distributions. In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to subsection (f) below) to all or substantially all holders of Shares of Beneficial Interest, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before the close of business on the record date for the determination of holders of Shares of Beneficial Interest entitled to such distribution by a fraction: (A) whose numerator shall be an amount equal to (a) the Current Market Price per Share of Beneficial Interest on such record date (as determined pursuant to Section 4.06(g)) less (b) the lesser of (i) the amount of the distribution per Share of Beneficial Interest and (ii) such Current Market Price per Share of Beneficial Interest and (B) whose denominator shall be the Current Market Price per Share of Beneficial Interest; provided, however, that the Conversion Price shall not be adjusted pursuant to this Section 4.06(e) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be reduced to less than one cent ($0.01). An adjustment to the Conversion Price pursuant to this Section 4.06(e) shall become effective immediately prior to the opening of business on the day immediately following such record date.

     (f) Tender Offer Purchases. In case any tender offer made by the Company or any of its Subsidiaries for Shares of Beneficial Interest shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment to shareholders of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Trustees, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) expressed as an amount per Share of Beneficial Interest validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) that exceeds the Current Market Price as of the day next succeeding the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), then, immediately prior to the opening of business on the first Business Day after the Expiration Date, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction:

          (i) the numerator of which shall be the product of the number of Shares of Beneficial Interest outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share on the Expiration Date; and

          (ii) the denominator of which shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all Shares of Beneficial Interest validly tendered and not withdrawn as of the Expiration Time (the Shares of Beneficial Interest deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of (a) an amount equal to (I) the number of Shares of Beneficial Interest outstanding at the Expiration Time less (II) any Purchased Shares (and excluding any shares held in the treasury of the Company and its Subsidiaries) and (b) the Current Market Price per share on the Expiration Date.

such reduction (if any) to become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company would be obligated to purchase Shares of Beneficial Interest pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Shares of Beneficial Interest actually purchased. If the application of this Section 4.06(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.06.

     For purposes of this Section 4.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers. Notwithstanding the foregoing sentence, "tender offer" shall not include open market purchases in compliance with Section 10b-18 under the Exchange Act or negotiated purchases that are not subject to Section 14(d) of the Exchange Act.

     (g) For the purpose of any computation under subsections (c), (d), (e) and
(f) of this Section 4.06, the "Current Market Price" on any date shall be deemed to be the average of the daily Closing Sale Prices per share of Beneficial Interest for the 20 consecutive Trading Days commencing 30 Trading Days before
(i) the Expiration Date with respect to distributions or tender offers under subsection (f) of this Section 4.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (c), (d) or (e) of this Section 4.06. If no such prices are available, Current Market Price shall be the fair value of one Share of Beneficial Interest as determined by the Board of Trustees (which fair value shall be conclusively determined by the Board and evidenced by an Officers' Certificate delivered to the Trustee).

     (h) If any distribution in respect of which an adjustment to the Conversion Price is required to be made therefor as of the record date or Determination Date or Expiration Date is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or the effective date or Determination Date or Expiration Date had not occurred.

Section 4.07. No Adjustment.

     No adjustment in the Conversion Price shall be required until cumulative adjustments amount to at least 1% of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Shares of Beneficial Interest pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Shares of Beneficial Interest.

Section 4.08. Other Adjustments.

     (a) In the event that, as a result of an adjustment made pursuant to
Section 4.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than Shares of Beneficial Interest, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Shares of Beneficial Interest contained in this Article 4.

     (b) In the event that Shares of Beneficial Interest are not delivered after the expiration of any of the rights or warrants referred to in Sections 4.06(c) and (d) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Shares of Beneficial Interest actually delivered.

     (c) Except as set forth in this Article 4, the Company shall not adjust the Conversion Price for (i) the issuance of its Shares of Beneficial Interest or any securities convertible into or exchangeable therefor or (ii) the right to purchase its Shares of Beneficial Interest or any securities convertible or exchangeable therefor.

Section 4.09. Adjustments for Tax Purposes.

     The Company may make such reductions in the Conversion Price, in addition to any required by Section 4.06 hereof, as it determines in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its shareholders will not be taxable to the recipients thereof.

Section 4.10. Notice of Adjustment.

     Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts requiring the adjustment and the manner of computing it. The Officers' Certificate shall be conclusive evidence of the correctness of such adjustment. Unless and until a Responsible Officer of the Trustee shall receive written notice of an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 4.11. Notice of Certain Transactions.

     In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Price;

     (2) the Company takes any action that would require a supplemental Indenture pursuant to Section 4.12; or

     (3) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, to permit a Holder of a Note to convert such Note into Shares of Beneficial Interest prior to the record date for or the effective date of the transaction in order to receive the rights, warrants, securities or assets which a holder of Shares of Beneficial Interest on that date may receive. The Company shall mail the notice at least 20 days before such date; however, neither the failure to mail such notice nor any defect therein shall affect the validity of any transaction referred to in clauses (1), (2) or (3) of this Section 4.11.

Section 4.12. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

     If any of the following shall occur, namely:

          (1) any reclassification or change of outstanding Shares of Beneficial Interest issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or as a result of a reincorporation of the Company in another jurisdiction);

          (2) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding Shares of Beneficial Interest; or

          (3) any sale or conveyance of all or substantially all the property or business of the Company as an entirety;

the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental Indenture in form reasonably satisfactory to the Trustee (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock, other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of Shares of Beneficial Interest deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance assuming such Holder failed to exercise such Holder's rights of election, if any, as to the kind or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance. In the event that the Shares of Beneficial Interest are exchanged or substituted for other securities in connection with any such reclassification, change, consolidation, merger, sale or conveyance, such supplemental Indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Shares of Beneficial Interest includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental Indenture shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Trustees of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental Indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 4.13. Trustee's Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the

Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental Indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12 hereof.

Section 4.14. Voluntary Reduction.

     The Company from time to time may, subject to approval from the Toronto Stock Exchange, reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the Board of Trustees determines that such reduction would be in the best interest of the Company and the Company provides 15 days' prior notice to the Holders of any reduction in the Conversion Price; provided, however, that in no event shall the Company reduce the Conversion Price if such reduction would require shareholder approval under the NASD rules and regulations in effect at the time of the reduction, unless such shareholders shall have duly approved such reduction.

                                   ARTICLE 5.
                                  SUBORDINATION

Section 5.01. Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the principal of, premium, if any, and interest (including Additional Interest, if any) on all the Notes and the redemption price with respect to any Notes being called for redemption and the Change in Control Payment with respect to all Notes subject to purchase pursuant to Section 6.09 hereof) are subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that such subordination is intended for the benefit of, and may be enforced by, the holders of Senior Indebtedness.

Section 5.02. Liquidation; Dissolution; Bankruptcy.

     (a) Upon payment or distribution of assets of the Company, of any kind or character, including without limitation cash, property or securities, to creditors pursuant to or as a result of any Insolvency or Bankruptcy Proceeding, all principal, interest (including interest after the commencement of any Insolvency or Bankruptcy Proceeding at the Default rate set forth in the agreement or instrument relating to such Senior Indebtedness whether or not such interest is an allowable claim under such proceeding), or other amounts payable on the Senior Indebtedness or claims relating thereto, shall first be paid in full, or payment thereof be provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness, before either the holders of the Indebtedness evidenced by the Notes or the Trustee under this Indenture shall be entitled to retain any assets so paid or distributed in respect of this Indenture (except for Permitted Junior Securities); and upon any such Insolvency or Bankruptcy Proceeding any payment or distribution of assets of the Company, of any kind or character, including without limitation, cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled except for the provisions of this Article 5, shall be paid by the Company or by any receiver, administrator, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the Holders of the Senior Indebtedness or to their representatives under the agreement or instrument pursuant to which such Senior Indebtedness may have been issued as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or in a manner satisfactory to the Holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or by the Trustee under this Indenture (except for Permitted Junior Securities).

     (b) Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to Article 9, and the Holders of Notes will be entitled to rely upon a certificate of the liquidation trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.03. Default on Senior Indebtedness.

     The Company may not pay the principal of or interest (including Additional Interest) on the Notes or make any deposit pursuant to Section 2.04 and may not repurchase, redeem or otherwise retire any Notes if (i) any principal, premium or interest in respect of any Designated Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Payment Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Senior Indebtedness or (iii) because the default giving rise to such Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and shall not have rescinded such acceleration, the Company may (unless otherwise prohibited pursuant to the first sentence of this Section 5.03) resume payments on the Notes after such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Indebtedness may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Indebtedness during such period; provided, further, that no new Payment Blockage Notice may be given unless all scheduled payments on the Notes that have become due and payable have been paid in full to the Holders. Any default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall not be permitted to be the basis for any subsequent Payment Blockage Notice.

Section 5.04. Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify all holders of Senior Indebtedness or their Representatives known to the Company of the acceleration.

Section 5.05. When Distribution Must Be Paid Over.

     If any payment or distribution of any kind, including without limitation, cash, property or securities, is made by way of set-off or otherwise to the Holders of the Notes or to the Trustee under this Indenture that because of these subordination provisions should not have been made to it, such Trustee or Holder who receives the distribution shall segregate such distribution from its other funds and property and shall hold it in trust for the benefit of, and upon demand shall pay it over to, the holders of Senior Indebtedness or to their Representatives under the agreement or instrument pursuant to which such Senior Indebtedness may have been issued or incurred as their respective interests may appear, for application to, or for the payment or prepayment in full of, all Senior Indebtedness and all claims relating thereto.

Section 5.06. Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 5, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 5.

Section 5.07. Subrogation.

     Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness, to the extent of the application thereto of monies or other assets which would have been received by the Holders of Notes but for the provisions of this Article 5, until the Notes have been paid in full and no such subrogation, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Notes, will be deemed to be a payment by the Company to or on account of the holders of Senior Indebtedness.

Section 5.08. Relative Rights.

     This Article 5 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

     If the Company fails because of this Article 5 to pay principal of or interest (including Additional Interest) on a Note on the due date, the failure is still a Default or Event of Default.

Section 5.09. Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder or by the failure of the Company or any holder to comply with this Indenture.

Section 5.10. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.11. Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 5. Only the Company or a Representative may give the notice. Nothing in this Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 5.12. Authorization to Effect Subordination.

     Each Holder of Notes by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination of the Notes as provided for in this Article 5 and appoints the Trustee as attorney-in-fact for any and all such purposes. Forthwith upon the request of any Holder of Senior Indebtedness or its representative or the trustee under any Indenture under which any instruments evidencing Senior Indebtedness may have been issued, the Trustee shall execute and deliver to the Person making such request such agreements or instruments reasonably acceptable to the Trustee in favor of the Holders of Senior Indebtedness reflecting the terms of the subordination of the Notes provided for in this Article 5 and in a form reasonably acceptable to such Holder, representative or trustee, as applicable.

Section 5.13. Payments of Notes Permitted.

     Nothing contained in this Indenture, or any of the Notes, will upon the happening of any Default, condition, event or act described in Section 5.03, prevent any payment being made by the Company or the Trustee in connection with the redemption or repurchase of Notes if: (i) notice of redemption or repurchase, as applicable, has been given pursuant to Article 3 or Section 6.09, respectively, prior to the happening of any such Default, condition, event or act described in Section 5.03; (ii) notice of such redemption or repurchase, as applicable, is mailed not earlier than 60 days before the date fixed for such redemption or repurchase; and (iii) prior to the time of such mailing the Company shall have furnished to the Trustee an Officers' Certificate as to the absence of any such Default, condition, event or act described in Section 5.03 and to the effect that, to the best of the knowledge and belief of the Officers signing such certificate, there is no reason to expect that any such Default, condition, event or act will exist at the date fixed for such redemption or repurchase, as applicable, or as a result of such redemption or repurchase.

Section 5.14. Trustee Not Fiduciary for Holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to
(i) Holders or holders of Shares of Beneficial Interest issued upon conversion of such Notes; (ii) the Company; or (iii) any other Person cash, property or securities to which any holders of Senior Indebtedness would be entitled by virtue of this Article 5 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 6.
                                    COVENANTS

Section 6.01. Payment of Notes.

     The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 6.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, a Paying Agent, Conversion Agent, Registrar and an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 6.03. Reports.

     The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (the "SEC Reports"). If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide reports containing substantially the same information as that contained in the SEC Reports (the "Trustee Reports"), such reports to be provided at the same times the Company would have been required to provide the SEC Reports to the Trustee pursuant to the immediately preceding sentence had it then been subject to section 13 or 15(d) of the Exchange Act, provided that the Trustee Reports need not include any certifications from officers of the Company. The Company also shall comply with the other provisions of TIA Section 314(a).

Section 6.04. Rule 144A Information Requirement.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial Holder of Notes or any Shares of Beneficial Interest issued upon conversion thereof which continue to be either a Restricted Global Note or a Restricted Definitive Note in connection with any sale thereof and any prospective purchaser of Notes or such Shares of Beneficial Interest designated by such Holder or beneficial Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request in writing of any Holder or beneficial Holder of the Notes or such Shares of Beneficial Interest and it will take such further action as any Holder or beneficial Holder of such Notes or such Shares of Beneficial Interest may reasonably request, all to the extent required from time to time to enable such Holder or beneficial Holder to sell its Notes or Shares of Beneficial Interest without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request in writing of any Holder or any beneficial Holder of the Notes or such Shares of Beneficial Interest, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 6.05. Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, in their capacities as Officers, to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.06. Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the Board of Trustees shall determine that the failure to effect such payment is not materially adverse to the Holders of the Notes.

Section 6.07. Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.08. Corporate Existence.

     Subject to Article 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence or status applicable to business trust, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 6.09. Offer to Repurchase Upon Change in Control.

     (a) Upon the occurrence of a Change in Control, the Company shall make an offer (a "Change in Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to, but excluding, the date of purchase (the "Change in Control Payment"). Within 10 Business Days following any Change in Control, the Company shall mail a notice to the Trustee and to each Holder stating:

                    (1) that the Change in Control Offer is being made pursuant to this Section 6.09 and that all Notes tendered will be accepted for payment;

                    (2) the purchase price and the purchase date, which shall be no later than 30 Business Days after the occurrence of a Change in Control (the "Change in Control Payment Date");

                    (3) that any Note not tendered will continue to accrue
               interest;

                    (4) the name and address of each Paying Agent and Conversion
               Agent;

                    (5) the Conversion Price and any adjustments thereto and
               information concerning the Holder's right to convert the Notes;

                    (6) that, unless the Company defaults in the payment of the
               Change in Control Payment, all Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Payment Date;

                    (7) that Holders electing to have any Notes purchased
               pursuant to a Change in Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change in Control Payment Date;

                    (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change in Control Payment Date, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its Change of Control Payment Notice;

                    (9) that Notes as to which a Change in Control Payment
               Notice has been given may be converted into Shares of Beneficial Interest pursuant to this Section 6.09 only to the extent that any Change in Control Payment Notice given by the Holder has been withdrawn in accordance with the terms of this Indenture; and

                    (10) that Holders whose Notes are being purchased only in
               part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and comply with any other federal, state and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control.

     A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

          (i) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Trustees of the Company;

          (ii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company's Board of Trustees (together with any new trustees whose election to the Company's Board of Trustees, or whose nomination for election by the Company's shareholders, was approved by a vote of a majority of the trustees who were either trustees at the beginning of such period or whose election or nomination for election was approved by the Board of Trustees or nominating committee thereof, the majority of the members of which meet the above criteria) cease for any reason to constitute a majority of the Company's Board of Trustees then in office;

          (iii) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

          (iv) holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

     A Change in Control shall not be deemed to have occurred if:

          (i) the Closing Sale Price of Shares of Beneficial Interest for any five Trading Days during the ten Trading Days immediately preceding the consummation of the Change in Control is at least equal to 105% of the Conversion Price in effect on such day; or

          (ii) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange, quoted on the Nasdaq National Market or traded on the Toronto Stock Exchange, or any successor thereto (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

          For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereto, (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares (as defined below) deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all unissued shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "unissued shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control, including the Shares of Beneficial Interest issuable upon conversion of the Notes.

     (b) A Holder may exercise its rights pursuant to this Section 6.09 upon delivery of a written notice (which shall be in substantially the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Payment Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date.

     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Payment Notice contemplated by this Section 6.09(b) shall have the right to withdraw such Change in Control Payment Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.09(a) hereof.

     Upon receipt by any Paying Agent of the Change in Control Payment Notice specified in this Section 6.09(b), the Holder of the Note in respect of which such Change in Control Payment Notice was given shall (unless such Change in Control Payment Notice is withdrawn as specified herein) thereafter be entitled to receive the Change in Control Payment with respect to such Note. Such Change in Control Payment shall be paid to such Holder promptly following the later of
(i) the Change in Control Payment Date with respect to such Note (provided the conditions in this Section 6.09(b) have been satisfied) and (ii) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by this Section 6.09(b). Notes in respect of which a Change in Control Payment Notice has been given by the Holder thereof may not be converted into Shares of Beneficial Interest on or after the date of the delivery of such Change in Control Payment Notice unless such Change in Control Payment Notice has first been validly withdrawn.

     (c) No later than 12:30 p.m. New York City time, on the Change in Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (2) deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Payment Date.

     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Payment of any Note for which a Change in Control Payment Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Payment Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Payment as aforesaid).

     (d) Notwithstanding anything to the contrary in this Section 6.09, the Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 6.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

     (e) Notwithstanding anything to the contrary in this Section 6.09, the Company shall not be required to make a Change in Control Offer upon a Change in Control if payment on the Notes is prohibited pursuant to the subordination provisions of Section 5 above.

Section 6.10. Payment of Additional Interest.

     If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers' Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

Section 6.11. Limitation on Incurrence of Senior Indebtedness

     The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Senior Indebtedness, except:

     (1) Indebtedness that is outstanding on the date of this Indenture;

     (2) Hedging Obligations;

     (3) additional Senior Indebtedness in aggregate principal amount (or accreted value, if applicable) at any time outstanding not exceeding (euro)15 million;

     (4) Indebtedness incurred in connection with the acquisition of assets, businesses or operations which are in, or related, ancillary or complementary to, the pulp, paper, solid wood or forest products business;

     (5) Indebtedness incurred to refund, refinance or replace any Senior Indebtedness or any indebtedness of any Subsidiary outstanding on the date of this indenture or incurred pursuant to loan or credit agreements in effect on the date of this indenture and any further refinancings thereof;

     (6) guarantees of Indebtedness or other obligations or liabilities of the Company's Subsidiaries;

     No Subsidiary of the Company established after the date of this Indenture may incur Indebtedness (other than guarantees of Senior Indebtedness of the Company permitted to be incurred under the Indenture) unless such Subsidiary is primarily engaged in a business other than investing in securities of the Company or any of its Subsidiaries. Except as provided in the preceding sentence, this Indenture does not limit the ability of any Subsidiary of the Company to incur Indebtedness at any time.

Section 6.12. Limitation on Liens.

     The Company shall not create, incur, assume or otherwise cause or suffer to exist or become effective any lien of any kind (other than Permitted Liens) upon any of the Company's property or assets, now owned or hereafter acquired (including shares of any Subsidiary of the

Company), unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien. Nothing in this Section 6.12 shall prevent any Subsidiary of the Company from granting a Lien on any of its assets.

     The term "Permitted Liens" means:

          (i) liens securing Senior Indebtedness permitted by this Indenture to be incurred;

          (ii) liens securing purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Subsidiary of the Company;

          (iii) liens securing debt incurred or assumed in connection with the acquisition of other assets, businesses and operations permitted by the terms of this Indenture;

          (iv) liens in favor of the Company;

          (v) liens on property of a person existing at the time such person is merged with or into or consolidated with the Company; provided that such liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with the Company;

          (vi) liens securing Hedging Obligations, provided that such Hedging Obligations are permitted under this Indenture;

          (vii) liens on property existing at the time of acquisition of the property by the Company, provided that such liens were not incurred in contemplation of such acquisition;

          (viii) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

          (ix) liens existing on the date of this Indenture;

          (x) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

          (xi) liens arising out of judgments or awards arising from legal proceedings being contested in good faith by appropriate proceedings and execution thereof is stayed;

          (xii) liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

          (xiii) other liens incurred in the ordinary course of business of the Company with respect to obligations that do not exceed(euro)4 million at any one time outstanding; and

          (xiv) any extension, renewal or replacement, in whole or part, or any permitted lien described above, provided that any such lien so extended, renewed or replaced shall not extend to other property of the Company other than such item of property covered by such lien or by improvement thereon or additions or accessions thereto.

Section 6.13. Prohibition on Incurrence of Senior Subordinated Debt.

     The Company shall not incur, create, issue, assume or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes.

                                   ARTICLE 7.
                                   SUCCESSORS

Section 7.01. Merger, Consolidation, or Sale of Assets.

     The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its properties or assets as a whole in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, or the District of Columbia, Canada, or any province or territory of Canada, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and (iv) the Company or the surviving corporation, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease, conveyance, transfer or other dispositions comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.02. Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be discharged from the obligations it may have under a supplemental indenture pursuant to Section 4.12; provided further, the Company shall not be relieved from the obligation to pay the principal, premium, if any, Additional Interest, if any, and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the Company's assets that meets the requirements of Section 7.01 hereof.

                                   ARTICLE 8.
                              DEFAULTS AND REMEDIES

Section 8.01. Events of Default.

     An "Event of Default" occurs if:

     (a) the Company fails to pay principal on any Note when due, whether or not prohibited by the subordination provisions in Section 5 hereof;

     (b) the Company fails to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of Section 5 hereof;

     (c) the Company fails to perform any other agreement required of the Company in this Indenture if such failure continues for 60 days after notice is given in accordance with this Indenture;

     (d) the Company fails to pay the purchase price of any Note when due, whether or not prohibited by the subordination provisions of Section 5 hereof;

     (e) the Company fails to provide timely notice of a Change in Control if such failure continues for 30 days after such Change in Control;

     (f) any Indebtedness for money borrowed by the Company or one of the Company's Significant Subsidiaries (all or substantially all of the outstanding Voting Stock of which are owned, directly or indirectly, by the Company) in an aggregate outstanding principal amount in excess of (euro)10.0 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in this Indenture; and

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or one of the Company's Significant Subsidiaries in an involuntary case;

          (ii) appoints a custodian of the Company or one of the Company's Significant Subsidiaries or for all or substantially all of the property of the Company; or

          (iii) orders the liquidation of the Company or one of the Company's Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 8.02. Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) of Section 8.01 hereof) with respect to the Company occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 8.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. Any payment by the Company on the Notes following any such acceleration will be subject to the subordination provisions of Article 5 hereof. Before a judgment or decree is entered based on such acceleration, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal that has become due solely because of the acceleration) have been cured or waived.

Section 8.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04. Waiver of Past Defaults.

     Subject to Section 8.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) or a failure by the Company to convert any Notes into Shares of Beneficial Interest in accordance with the provisions of the Notes and
Article 4 of this Indenture, or a failure to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected to waive such failure (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment Default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05. Control by Majority.

     Subject to the Trustee's duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders, unless the Holders have offered to the Trustee reasonable indemnity. Subject to this Indenture, applicable law and the Trustee's indemnification, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 8.06. Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense resulting from instituting such proceeding as Trustee;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes did not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 8.07. Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), to convert such Note in accordance with Article 4 or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.08. Collection Suit by Trustee.

     If an Event of Default specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities.

     If the Trustee collects any money pursuant to this Article, subject to
Article 5 of this Indenture, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 9.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 8.10.

Section 8.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 8.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 9.
                                     TRUSTEE

Section 9.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received pursuant to Section 8.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02. Rights of Trustee.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall not be bound to make any inquiry or investigation into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if evidenced by a Company Request or Company Order.

     (f) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by the Trustee from the Company or from any Holder of the Notes, and such notice references the Notes and this Indenture.

     (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (j) Notwithstanding anything in this Indenture, in no event shall the Trustee, the Paying Agent, the Conversion Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent, the Conversion Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; provided that the Paying Agent, the Conversion Agent or the Registrar is not the Company or any of its Subsidiaries.

Section 9.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

Section 9.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 9.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 9.06. Reports by Trustee to Holders of the Notes.

     Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 9.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 9.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee shall have the right to employ separate counsel in any and all actions or proceedings arising out of or in connection with the acceptance or administration of its duties under this Indenture and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the reasonable judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Obligations of the Company under this Section 9.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Company's payment Obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 9.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 9.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 9.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

Section 9.09. Successor Trustee by Merger, etc.

     Any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such merger, conversion, sale, transfer or consolidation to which it shall be a party, shall be and become successor Trustee hereunder and vested with all of the title to the Trust Estate, and all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 9.11. Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 10.
                           SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)  either:

     (a) all outstanding Notes have or will become due and payable at their scheduled maturity, within one year; or

     (b) all outstanding Notes that are scheduled for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year;

     and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest to the date of maturity or redemption; provided, however, that the foregoing shall not discharge the Company's obligation to effect conversion, registration of transfer or exchange of securities in accordance with the terms of this Indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 10.02 and of Article 4 shall survive.

Section 10.02. Application of Trust Money; Reinstatement.

     All money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.01; provided that if the Company has made any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 10.03. Repayment to Company.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.01 and
(ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

                                   ARTICLE 11.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 11.01. Without Consent of Holders of Notes.

     The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency or make any other change that does not, in the good faith opinion of the Board of Trustees and the Trustee, adversely affect the rights of any Holders of Notes in any material respect;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's Obligations to the Holders of the Notes by a successor to the Company pursuant to Article 7 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the good faith opinion of the Board of Trustees of the Company and the Trustee adversely affect the legal rights hereunder of any Holder of the Note in any material respect;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to conform this Indenture to the language of any covenant or related definition in the description of the Notes contained in the Company's Offering Memorandum dated October 6, 2003 in respect of the Notes; or

     (g) pursuant to Section 4.14 hereof.

     Upon the request of the Company accompanied by a resolution of its Board of Trustees authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02. With Consent of Holders of Notes.

     Except as provided below in this Section 11.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the

Notes), and, subject to Sections 8.04 and 8.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 11.02.

     Upon the request of the Company accompanied by a resolution of its Board of Trustees authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 11.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 11.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) change the stated maturity of the principal of, or interest (including Additional Interest) on, any Note;

     (b) reduce the principal amount of or any interest on any Note;

     (c) reduce the amount of principal payable upon acceleration of the maturity of any Note;

     (d) change the place or currency of payment of principal of, or any interest (including Additional Interest) on, any Note;

     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note;

     (f) modify the provisions with respect to the purchase right of the Holders upon a Change in Control in a manner adverse to Holders;

     (g) modify the subordination provisions in Article 5 hereof in a manner materially adverse to the Holders of Notes;

     (h) adversely affect the right of Holders to convert Notes pursuant to
Article 4 hereof other than as provided in this Indenture;

     (i) reduce the percentage in principal amount of outstanding Notes required for modification or amendment of this Indenture provided for in this Article 11;

     (j) reduce the percentage in principal amount of outstanding Notes necessary for waiver of compliance set forth in Section 8.04 and Section 8.07; or

     (k) modify provisions with respect to Section 11.02 hereof, except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of the Notes.

Section 11.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 11.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 11.05. Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 11.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Trustees of the Company approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 9.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

     Mercer International Inc
     14900 Interurban Ave. South, Suite 282
     Seattle, Washington 98168
     Attn: David Gandossi, Chief Financial Officer
     Facsimile: (604) 683-3205

     With a copy to:

     Sangra Moller
     1000 Cathedral Place
     935 West Georgia Street
     Vancouver, BC, Canada  V62 3L2
     Attn: Harjit Sangra
     Facsimile: (604) 692-9803

     If to the Trustee:

     Wells Fargo Bank Minnesota, N.A.
     MAC N9303-110

     Sixth and Marquette Avenue
     Minneapolis, MN 55479
     Attn: Corporate Trust Services
     Facsimile: (612) 667-2160

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Shareholders.

     No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 12.12. Counterparts.

     This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.13. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            {signature pages follow}

                                   SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                        MERCER INTERNATIONAL INC.


                                        By: /s/ Jimmy S.H. Lee
                                            ------------------------------------
                                            Name: Jimmy S.H. Lee
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        as Trustee


                                        By: /s/ Michael T. Lechner
                                            ------------------------------------
                                            Name: Michael T. Lechner
                                            Title:

                                    EXHIBIT A

                          [FORM OF FACE OF GLOBAL NOTE]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

     [THIS NOTE AND THE SHARES OF BENEFICIAL INTEREST ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

     [THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (1) THIS NOTE AND THE SHARES OF BENEFICIAL INTEREST ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(K) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THE NOTE OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE

----------
(1)  This paragraph should be included only if the Note is a Global Note.

(2) These paragraphs to be included only if the Note is a Restricted Global Note or a Restricted Definitive Note.

(WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (2) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (E) ABOVE) OF THE FOREGOING RESALE RESTRICTIONS. THE HOLDER HEREOF BY PURCHASING THE NOTE REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE U.S. WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTE OR ANY SHARES OF BENEFICIAL INTEREST ISSUABLE UPON CONVERSION OF THE NOTE EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

     [THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

     [UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE SHALL NOT TRADE THE NOTE IN CANADA BEFORE [INSERT DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DISTRIBUTION DATE].](3)

----------
(3) This paragraph should be included only if the Note is issued in reliance on Rule 903 of Regulation S.

[FORM OF FACE OF NOTE]

                            MERCER INTERNATIONAL INC.

CUSIP/CINS:__________                                                      No.__

               8.5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

     Mercer International Inc., a Washington business trust (the "Company", which term shall include any successor corporation under this Indenture referred to on the reverse hereof), promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars ($__________) on October 15, 2010 [, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(4)

     Interest Payment Dates: April 15 and October 15

     Record Dates: April 1 and October 1

     This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        MERCER INTERNATIONAL INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee


-------------------------------------
Authorized Signatory


By:
    ---------------------------------

----------
(4)  This phrase should be included only if the Note is a Global Note.

                         [FORM OF REVERSE SIDE OF NOTE]

                            MERCER INTERNATIONAL INC.
               8.5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

1.   INTEREST

     Mercer International Inc., a Washington business trust (the "Company", which term shall include any successor corporation under this Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 8.5% per annum. The Company shall pay interest semiannually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 2004, unless such date is not a Business Day, in which case, the Company shall pay interest on the next succeeding Business Day and such payment shall be deemed to have been paid on such Interest Payment Date and no interest shall accrue during the additional period of time. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 10, 2003; provided, however, that if there is not an existing Default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2.   METHOD OF PAYMENT

     The Company shall pay interest on this Note (except Defaulted interest) to the Person who is the Holder of this Note at the close of business on April 1 or October 1, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Definitive Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or Wells Fargo Bank Minnesota, N.A.

3.   PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, Wells Fargo Bank Minnesota, N.A., (the "Trustee," which term shall include any successor trustee under this Indenture hereinafter referred
to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in this Indenture, act as Paying Agent or Registrar.

4.   INDENTURE, LIMITATIONS

     This Note is one of a duly authorized issue of Notes of the Company designated as its 8.5% Convertible Senior Subordinated Notes due 2010 (the "Notes"), issued under an Indenture dated as of October 10, 2003, (together with any supplemental Indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. In the event of any conflict or inconsistency between this Note and the Indenture, the Indenture shall conclusively govern resolution thereof for all purposes. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in this Indenture.

     The Notes are subordinated unsecured Obligations of the Company limited to $82,500,000 aggregate principal amount, subject to Section 2.07 of this Indenture.

5.   OPTIONAL REDEMPTION

     The Company shall not have the option to redeem the Notes prior to October 15, 2008. Thereafter the Company shall have the option to redeem the Notes in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to Holders of the Notes, at 100% of the principal amount of the Notes together with accrued interest and Additional Interest, if any, up to, but not including, the redemption date; provided that if the redemption date falls after an interest payment record date and on or before an Interest Payment Date, the applicable interest payment shall be payable to the same Person that will be paid the principal amount of such Note upon redemption.

     No sinking fund is provided for the Notes.

6.   NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price plus accrued interest, if any, accrued to, but not including, the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.   PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

     At the option of the Holder and subject to the terms and conditions of this Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Payment Date. The Holder shall have the right to withdraw any Change in Control Payment Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.   CONVERSION

     A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Shares of Beneficial Interest at any time prior to the last Business Day prior to the close of business on October 15, 2010; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change in Control Payment Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Payment, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Note is redeemed or purchased).

     The initial Conversion Price is $7.75 per share, subject to adjustment under certain circumstances. The number of Shares of Beneficial Interest issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Shares of Beneficial Interest on the Trading Day immediately prior to the Conversion Date.

     To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding Interest Payment Date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a redemption date or Change in Control Payment Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the close of business on the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

     A Note in respect of which a Holder had delivered a Change in Control Payment Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Payment Notice is withdrawn in accordance with the terms of this Indenture.

9.   SUBORDINATION

     The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness. Such subordination is intended for the benefit of, and may be enforced by, each Holder of Senior Indebtedness or Designated Senior Indebtedness, as contemplated by the Indenture.

10.  DENOMINATIONS, TRANSFER, EXCHANGE

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by this Indenture.

11.  PERSONS DEEMED OWNERS

     The Holder of a Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

13.  AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default and its consequences, or compliance with any provision of the Indenture or the Notes, may be waived in any particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not, in the good faith opinion of the Board of Trustees of the Company and the Trustee, adversely affect the rights of any Holder in any material respect.

14.  SUCCESSOR CORPORATION

     When a successor corporation assumes all the Obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those Obligations.

15.  DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default includes: (i) the Company fails to pay principal on any Note when due, whether or not prohibited by the subordination provisions in the Indenture; (ii) the Company fails to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Indenture; (iii) the Company fails to perform any other agreement required of the Company in the Indenture if such failure continues for 60 days after notice is given in accordance with the terms of the Indenture;
(iv) the Company fails to pay the purchase price of any Note when due, whether or not prohibited by the subordination provisions of the Indenture; (v) the Company fails to provide timely notice of a Change in Control if such failure continues for 30 days after a Change in Control; (vi) any Indebtedness for money borrowed by the Company or one of the Company's Significant Subsidiaries (all or substantially all of the outstanding Voting Stock of which are owned, directly or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $10.0 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and
(vii) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes then outstanding due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the outstanding Notes shall become due and payable immediately without further notice, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

16.  TRUSTEE DEALINGS WITH THE COMPANY

     Wells Fargo Bank Minnesota, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such Obligations or their creation. The Holder of the Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.  AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.  INDENTURE TO CONTROL; GOVERNING LAW

     IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Mercer International Inc., 14900 Interurban Avenue South, Suite 282, Seattle, Washington 98168,
Attention: David Gandossi, Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:
      -------------------               ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note)


*Signature guaranteed by:


By:
    ---------------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

To convert this Note into Shares of Beneficial Interest of the Company, check the box: o

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $__________.

If you want the stock certificate made out in another Person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                        Your Signature:


Date:
      -------------------               ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Note)


*Signature guaranteed by:


By:
    ---------------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

               OPTION TO ELECT REPURCHASE UPON A CHANGE IN CONTROL

To: Mercer International Inc.

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Mercer International Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change in Control Payment, together with accrued interest to, but excluding, such date.


Dated:
       ------------------               ----------------------------------------


                                        ----------------------------------------

                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):


-------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                         SCHEDULE OF EXCHANGES OF NOTES

     The following exchanges, redemptions, repurchases or conversions of a part of this Global Note have been made:

Principal Amount of
   this Global Note
    Following Such                               Amount of Decrease   Amount of Increase in
Decrease (or Increase)   Authorized Signatory   in Principal Amount    Principal Amount of
   Date of Exchange          of Custodian       of this Global Note      this Global Note
----------------------   --------------------   -------------------   ---------------------

                                    EXHIBIT B

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)

          Re: 8.5% Convertible Senior Subordinated Notes due 2010 (the "Notes") of Mercer International Inc.

     This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

     o book-entry or o definitive form by __________________________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of [October , 2003] between Mercer International Inc. and Wells Fargo Bank Minnesota, N.A. (the "Indenture") and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

o Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

o Such Note is being acquired for the Transferor's own account, without transfer.

o Such Note is being transferred to the Company or a Subsidiary of the Company (as defined in the Indenture) of the Company.

o Such Note is being transferred to a Person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

o Such Note is being transferred outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.

----------
(5) This certificate should be included only if this Note is a Restricted Global Note or a Restricted Definitive Note.

o Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

o Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act (other than an exemption referred to above) and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act.

o     Check if applicable

     (i) The resale of such Note is being made to a transferee resident in the United States; (ii) such Note was not offered for resale to the transferee in Canada; (iii) at the time the buy order was originated, the transferee was outside Canada, or the transferor and any Person acting on its behalf reasonably believe that the transferee was outside Canada; and (iv) neither the transferor nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in Canada.

Date:
      -------------------               ----------------------------------------
                                              (Insert Name of Transferor)

                                    EXHIBIT C

                     [FORM OF RESTRICTIVE LEGEND FOR SHARES
                 OF BENEFICIAL INTEREST ISSUED UPON CONVERSION]

THE SHARES OF BENEFICIAL INTEREST EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. THE HOLDER HEREOF AGREES THAT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE INITIAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE SHARE OF BENEFICIAL INTEREST EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH MERCER INTERNATIONAL, INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF SUCH NOTE OR THE SHARE OF BENEFICIAL INTEREST EVIDENCED HEREBY (THE "RESTRICTION TERMINATION DATE"): (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARE OF BENEFICIAL INTEREST EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; (2) PRIOR TO SUCH TRANSFER BEFORE THE REGISTRATION TERMINATION DATE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE), IT WILL FURNISH TO THE COMPANY'S TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL, OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SHARE OF BENEFICIAL INTEREST EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE NOTE OR ANY SHARES OF BENEFICIAL INTEREST ISSUABLE UPON CONVERSION OF THE NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.


                                       C-1